UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2023

Plum Acquisition Corp. I

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	001-40218	98-1577353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fillmore St. #2089 San Francisco, CA	94115
(Address of Principal Executive Offices)	(Zip Code)

(415) 683-6773
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fifth of one redeemable warrant	PLMIU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the Units	PLMI	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	PLMIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As approved by its stockholders at the extraordinary general meeting (the “EGM”), Plum Acquisition Corp. I (the “Company”) filed an Amended and Restated Memorandum and Articles of Association (the “A&R Charter”) on October 25, 2023, which (i) extended the date by which the Company has to consummate a business combination to December 18, 2023 and (ii) allowed the Company, without another shareholder vote, to elect to extend the Termination Date (as defined in the Proxy Statement) to consummate a business combination on a monthly basis for up to six times by an additional one month each time after December 18, 2023 (or such shorter period as necessary to comply with applicable listing requirements), by resolution of the Company’s board of directors, if requested by Plum Partners, LLC, and upon five days advance notice prior to the applicable termination date, until June 18, 2024, or a total of up to nine months after September 18, 2023, unless the closing of a business combination shall have occurred prior thereto.

The foregoing description is qualified in its entirety by reference to the A&R Charter, a copy of which is attached as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

As of August 10, 2023, the record date for the EGM, there were 13,853,218 ordinary shares of the Company outstanding and entitled to vote. At the EGM, 12,615,848 ordinary shares were represented by proxy or in person, representing 91.07% of the total outstanding ordinary shares as of the record date, and constituting a quorum for the transaction of business.

At the EGM on September 13, 2023, the Company’s shareholders approved the Extension Amendment Proposal. The voting results were as follows:

1. The Extension Amendment Proposal

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,962,598	653,250	0	0

Item 8.01 Other Events

An aggregate of 1,972,625 Class A ordinary shares of the Company were tendered for redemption in connection with the shareholders’ vote at the EGM.

On September 15, 2023, the Company made a deposit of $135,000 (the “Extension Payment”) to the trust account and extended the period of time the Company has to consummate an initial business combination from September 18, 2023 to November 18, 2023. Following the deposit of the Extension Payment, the amount of funds remaining in the trust account was approximately $56.1 million, before taking into account the withdrawal of funds from the trust account for redemption of the Company’s public shares in connection with the shareholders’ vote at the EGM.

Item 9.01 Financial Statements and Exhibits

Exhibits

(d)

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association, dated October 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM ACQUISITION CORP. I

By:	/s/ Kanishka Roy
Kanishka Roy
Co-Chief Executive Officer and President

Date: October 31, 2023

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